As filed with the Securities and Exchange Commission on November 16, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
KINGSTONE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
____________________

Delaware	36-2476480
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
15 Joys Lane
Kingston, New York 12401
(845) 802-7900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
____________________
Barry B. Goldstein
President and Chief Executive Officer
Kingstone Companies, Inc.
15 Joys Lane
Kingston, New York 12401
(845) 802-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies of all communications, including communications sent to agent for service, should be sent to:

Fred Skolnik, Esq.
Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
(516) 296-7000
____________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
____________________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	$60,000,000	-	$60,000,000	$7,470(2)

(1)	The securities registered hereunder are to be issued from time to time at prices to be determined.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these debt securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these debt securities and it is not soliciting an offer to buy these debt securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 16, 2017

PROSPECTUS

Kingstone Companies, Inc.

$60,000,000 of Debt Securities
____________________
We may offer, issue and sell, from time to time, in one or more offerings, the debt securities described in this prospectus.  The aggregate initial offering price of all debt securities sold under this prospectus by us will not exceed $60,000,000.

This prospectus describes the general terms of the debt securities that we may offer and the general manner in which such debt securities will be offered by us. We will provide the specific terms of these offerings in supplements to this prospectus. We may authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement and any related free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the debt securities being offered.

We may offer debt securities in amounts, at prices and on terms determined at the time of offering.  Our debt securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell our debt securities, we will name them and describe their compensation in a prospectus supplement.  No debt securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such debt securities.
____________________
Investing in our debt securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" on page 4 and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of debt securities unless accompanied by a prospectus supplement.
____________________
The date of this prospectus is                                              , 2017.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to as the SEC, using a "shelf" registration process. Under this shelf registration process, we may from time to time offer and sell any of the debt securities described in this prospectus in one or more offerings up to a total dollar amount not to exceed $60,000,000.
This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read the information in this prospectus, the applicable prospectus supplement, any free writing prospectus that we authorize for use in connection with this offering and the additional information incorporated by reference herein as provided for under the heading "Incorporation of Certain Information by Reference."
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectuses that we authorize for use in connection with this offering. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.  We are not making an offer to sell the debt securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement, or any free writing prospectus that we authorize for use in connection with this offering is accurate or complete as of any date other than the dates of the applicable documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Obtain More Information." As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's website or at the SEC's offices described below under the heading "Where You Can Obtain More Information."
Unless the context of this prospectus indicates otherwise, the terms "Kingstone," the "Company," "we," "us" or "our" refer to Kingstone Companies, Inc. and its consolidated subsidiaries. "KICO" refers to Kingstone Insurance Company, our principal operating subsidiary.

WHERE YOU CAN OBTAIN MORE INFORMATION
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington D.C. 20549. You may also obtain copies of these reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy statements, information and registration statements, and other information regarding us that we file electronically with the SEC. In addition, we make available, without charge, through our website, www.kingstonecompanies.com, electronic copies of various filings with the SEC, including copies of Annual Reports on Form 10-K. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate in this prospectus any information contained on our website. Our subsidiary, Kingstone Insurance Company, also has a website at www.kingstoneinsurance.com. The information on that website likewise is not and should not be considered part of this prospectus and is not incorporated in this prospectus by reference.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed "furnished" in accordance with SEC rules.
•	Our Annual Report on Form 10-K for the year ended December 31, 2016;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017;
•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017;
•	Our Current Report on Form 8-K filed on January 23, 2017;
•	Our Current Report on Form 8-K filed on January 27, 2017;
•	Our Current Report on Form 8-K filed on May 1, 2017;
•	Our Current Report on Form 8-K filed on May 15, 2017;
•	Our Current Report on Form 8-K filed on August 11, 2017; and
•	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 0-15362).

We also incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements on Schedule DEF 14A.
Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus, any prospectus supplement or any free writing prospectus that we authorize for use in connection with this offering modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any prospectus supplement except as so modified or superseded.
Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:
Kingstone Companies, Inc.
15 Joys Lane
Kingston, New York 12401
(845) 802-7900

RISK FACTORS
Investing in our debt securities involves risk. Please see the "Management's Discussion and Analysis of Financial Condition and Results of Operations – Factors That May Affect Future Results and Financial Condition" section in our most recent Annual Report on Form 10-K, along with any disclosure related to such factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these factors as well as all other information contained or incorporated by reference in this prospectus. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our debt securities. The prospectus supplement applicable to the debt securities we offer may contain a discussion of additional risks applicable to an investment in us and the debt securities we are offering under that prospectus supplement. Please also refer to the section below entitled "Special Cautionary Note Regarding Forward-Looking Statements."
SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this prospectus are "forward-looking statements" within the meaning of the protections of Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of invoking these safe harbor provisions.
Forward-looking statements are made based on our management's expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words "estimate," "project," "believe," "intend," "anticipate," "expect," "target," "plan," "may" and similar expressions. These forward-looking statements may include, among other things:
•	statements relating to projected growth, anticipated improvements in earnings, earnings per share, and other financial performance measures, and management's long-term performance goals;
•	statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;
•	statements relating to our business and growth strategies; and
•	any other statements which are not historical facts.
Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	the risk of significant losses from catastrophes and severe weather events;
•	the inability to obtain an upgrade to our financial strength rating from A.M. Best or a downgrade in our rating;
•	adverse capital, credit and financial market conditions;
•	the unavailability of reinsurance at current levels and prices;
•	the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;
•	the credit risk of our reinsurers;
•	the inability to maintain the requisite amount of risk-based capital needed to grow our business;
•	the effects of climate change on the frequency or severity of weather events and wildfires;
•	risks related to the limited market area of our business;
•	risks related to a concentration of business in a limited number of producers;
•	legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;
•	limitations with regard to our ability to pay dividends;
•	the effects of competition in our market areas;
•	our reliance on certain key personnel;
•	risks related to security breaches or other attacks involving our computer systems or those of our vendors; and
•	our reliance on information technology and information systems.
You should not place undue reliance on any forward-looking statement. These risks and uncertainties should be considered in evaluating any forward-looking statement contained or incorporated by reference in this prospectus. All forward-looking statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.  We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In addition, our past results are not necessarily indicative of our future results.

THE COMPANY
We offer property and casualty insurance products to individuals and small businesses in New York State and other markets through our wholly owned subsidiary, Kingstone Insurance Company, referred to as KICO. KICO's insureds are located primarily in downstate New York, consisting of New York City, Long Island and Westchester County. KICO is also licensed in the states of New Jersey, Connecticut, Pennsylvania, Rhode Island and Texas. KICO is currently offering its property and casualty insurance products in New York, New Jersey and Pennsylvania. Although New Jersey is now a growing expansion market for us, KICO currently writes substantially all of its business in New York.
Our headquarters are located at 15 Joys Lane, Kingston, New York 12401. Our telephone number is (845) 802-7900. Our subsidiary, Kingstone Insurance Company, has a website at www.kingstoneinsurance.com and we maintain certain information on our website at www.kingstonecompanies.com. The information on those websites should not be considered part of this prospectus and is not incorporated in this prospectus by reference.
USE OF PROCEEDS
Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered debt securities will be used for general corporate purposes, including, without limitation, to contribute capital to KICO to support growth, including business expansion, and to finance possible acquisitions.
The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following is a description of the material features, terms and provisions of the debt securities that we may offer from time to time. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.  The applicable prospectus supplement may add, update or change the terms and conditions of the debt securities as described in this prospectus.
We may issue debt securities from time to time in one or more series. We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior debt indenture and subordinated debt indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures.  A form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.  Any supplemental indenture will be filed by us from time to time by means of an exhibit to a Current Report on Form 8-K and will be available for inspection as described above under "Where You Can Obtain More Information" and "Incorporation of Certain Information by Reference."

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

We are a holding company and conduct substantially all of our operations through our subsidiary, KICO. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of KICO.  In addition, our right to participate as a stockholder in any distribution of assets of KICO (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of KICO.

The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indenture or supplemental indenture. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture or supplemental indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•	the title and form of the debt securities;

•	the ranking of the debt securities as compared to other debt;

•	the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person or persons to whom any principal or interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	whether the debt securities are entitled to the benefit of any sinking fund;

•	the identity of the trustee;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities are defeasible and the terms of such defeasance; and

•
any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount debt securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount debt securities.

PLAN OF DISTRIBUTION
We may use this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize for use in connection with this offering to sell our debt securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell our debt securities (1) through one or more underwriters or dealers, (2) through one or more agents, and/or (3) directly to one or more purchasers. We may distribute our debt securities from time to time in one or more transactions at:
•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices; or
•	negotiated prices.
We may solicit directly offers to purchase the debt securities being offered by this prospectus. We may also designate agents to solicit offers to purchase our debt securities from time to time. We will name in a prospectus supplement any underwriter, dealer or agent involved in the offer or sale of our debt securities.
We, or agents designated by us, may directly solicit, from time to time, offers to purchase our debt securities. We will name the agents involved in the offer or sale of our debt securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be customers of, or may engage in transactions with or perform services for, us in the ordinary course of business.
If we utilize a dealer in the sale of the debt securities being offered by this prospectus, we will sell our debt securities to the dealer, as principal. The dealer may then resell our debt securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of our debt securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of our debt securities to the public. In connection with the sale of our debt securities, we, or the purchasers of our debt securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our debt securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of our debt securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of our debt securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of our debt securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.
In order to comply with the securities laws of certain states, if applicable, the debt securities offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states, the debt securities offered by this prospectus may not be sold unless such debt securities have been registered or qualified for sale in these states or an exemption from registration or qualification is available.
LEGAL MATTERS
Except as otherwise provided in any prospectus supplement, the validity of the issuance of the debt securities to be offered by this prospectus will be passed upon for us by Certilman Balin Adler & Hyman, LLP, East Meadow, New York. As of November 15, 2017, members of Certilman Balin Adler & Hyman, LLP owned 32,098 shares of our common stock. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
Our consolidated financial statements as of December 31, 2016 and 2015 and for the years then ended appearing in our Annual Report on Form 10-K for the year ended December 31, 2016 have been incorporated by reference in this prospectus in reliance upon the report of Marcum LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KINGSTONE COMPANIES, INC.

$60,000,000 of
Debt Securities

PROSPECTUS

                    , 2017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses to be incurred by the registrant in connection with the issuance and distribution of the debt securities being offered hereby.   With the exception of the Securities and Exchange Commission registration fee, all fees and expenses set forth below are estimates.
Amount
Securities and Exchange Commission registration fee	$7,470
Accounting fees and expenses	*
Legal fees and expenses	*
Printing expenses	*
Miscellaneous expenses (including amounts paid to FINRA, NASDAQ and the transfer agent)	*
Total	$ *
___________________________ *These fees will be dependent on the type of debt securities offered and number of offerings and, therefore, cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the officer or director undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.
A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided by the DGCL is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any corporation's bylaws, agreement, vote or otherwise.

The registrant's bylaws provide that the registrant will to the fullest extent permitted by Section 145 of the DGCL indemnify all persons whom it may indemnify pursuant thereto.
 The form of Underwriting Agreement included as an exhibit to this registration statement, if applicable, provides for indemnification by the underwriter of the registrant and its officers and directors against certain liabilities.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the registrant's directors, officers and controlling persons under the provisions discussed above or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 16.	Exhibits.

(a)	The following exhibits are filed as part of this registration statement:

Exhibit No.
1.1*	Form of Underwriting Agreement
4.1
Form of Indenture – incorporated by reference to the registrant's Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-215426) filed with the Securities and Exchange Commission on January 18, 2017, wherein such document is identified as Exhibit 4.1

5.1**	Opinion of Certilman Balin Adler & Hyman, LLP
23.1**	Consent of Marcum LLP
23.2**	Consent of Certilman Balin Adler & Hyman, LLP is included in the opinion of Certilman Balin Adler & Hyman, LLP, filed as Exhibit 5.1.
24.1**	Power of Attorney (included in Part II as part of the signature page of the Registration Statement)
25.1***	Statement of Eligibility and Qualification of Trustee on Form T-1 for Form of Indenture
 __________

*	If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) if the registrant is relying on Rule 430B:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kingston, State of New York, on November 16, 2017.
KINGSTONE COMPANIES, INC.

By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Barry B. Goldstein, Victor J. Brodsky and Floyd R. Tupper, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act in connection with or related to the offering contemplated by this registration statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to this registration statement.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of November 16, 2017.

Signature	Capacity
/s/Barry B. Goldstein Barry B. Goldstein	President, Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Victor J. Brodsky Victor J. Brodsky	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ Floyd R. Tupper Floyd R. Tupper	Secretary and Director
/s/ Jay M. Haft Jay M. Haft	Director
/s/ William L. Yankus William L. Yankus	Director
/s/Carla A. D'Andre Carla A. D'Andre	Director
/s/ Dale A. Thatcher Dale A. Thatcher	Director

EXHIBITS
TO REGISTRATION STATEMENT
ON
FORM S-3
KINGSTONE COMPANIES, INC.

EXHIBIT INDEX

Exhibit No.
1.1*	Form of Underwriting Agreement
4.1
Form of Indenture – incorporated by reference to the registrant's Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-215426) filed with the Securities and Exchange Commission on January 18, 2017, wherein such document is identified as Exhibit 4.1

5.1**	Opinion of Certilman Balin Adler & Hyman, LLP
23.1**	Consent of Marcum LLP
23.2**	Consent of Certilman Balin Adler & Hyman, LLP is included in the opinion of Certilman Balin Adler & Hyman, LLP, filed as Exhibit 5.1.
24.1**	Power of Attorney (included in Part II as part of the signature page of the Registration Statement)
25.1***	Statement of Eligibility and Qualification of Trustee on Form T-1 for Form of Indenture
 __________

*	If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.